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                                                                    EXHIBIT 10.5

                              AGREEMENT AND WAIVER

                                October 22, 2002


      Reference is hereby made to that certain Purchase Agreement, dated as of January 26, 2001 (the "Purchase Agreement"), by and between Interleukin Genetics, Inc. (the "Company"), Special Situations Fund III, L.P. ("SSF"), Special Situations Cayman Fund, L.P. ("SSCF") and Special Situations Private Equity Fund, L.P. ("SSPEF" and together with SSF and SSCF, the "Investors") and the Registration Rights Agreement, dated as of January 26, 2001, between the Company and the Investors (the "Registration Rights Agreement").

      WHEREAS, pursuant to the Purchase Agreement, the Investors purchased and the Company issued and sold, (i) an aggregate of 1,200,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock") at a purchase price of $2.50 per share and (ii) warrants to purchase an aggregate of up to 600,000 additional shares of Common Stock at an exercise price of $3.00 per share (the "Warrants");

      WHEREAS, the Company is negotiating a Strategic Transaction (as defined below) and in order to facilitate the consummation thereof, the Company and the Investors have agreed, among other things, that (i) the Company will issue Additional Registrable Securities to the Investors pursuant to Section 7.1 of the Purchase Agreement, (ii) the Investors will surrender the Warrants for cancellation, (iii) the Investors will waive certain rights under the Purchase Agreement and the Registration Rights Agreement and (iv) certain terms and conditions of the Purchase Agreement and the Registration Rights Agreement will be amended upon the consummation of the Strategic Transaction; and

      WHEREAS, contemporaneous with the execution hereof the Company is entering into a Note Purchase Agreement (the "Note Purchase Agreement") with the Strategic Partner (as defined below) providing for, among other things, the Strategic Partner to advance up to $1,500,000 to the Company.

      NOW, THEREFORE, in consideration for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

      9. Each Investor hereby represents and warrants to the Company as a material inducement to the Company to enter into this Agreement that it continues to hold, in the aggregate, at least 65% of the shares of Common Stock originally issued to it pursuant to the Purchase Agreement. The Company hereby represents and warrants to each Investor that contemporaneous with the execution and delivery hereof, the Company is entering into an Agreement and Waiver with The Tail Wind Fund, Ltd. in the form presented to the Investors herewith (the "Other Investor Agreement").

      10. Within five business days following the date hereof, the Investors shall surrender the Warrants to the Company for cancellation and exchange as set forth below. Within five business days following such surrender, the Company shall issue and deliver to the Investors an aggregate of 1,005,670 additional newly issued, fully paid and non-assessable shares of Common Stock (the "Additional Shares"), which Additional Shares shall be deemed to be issued pursuant to Section 7.1 of the Purchase Agreement (such that an aggregate of 2,205,670 shares of
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Common Stock shall have been issued under the Purchase Agreement and the effective Purchase Price for all such shares of Common Stock shall equal approximately $1.36). Such Additional Shares shall therefore be "Additional Registrable Securities" (as defined in the Registration Rights Agreement) and shall be issued pro rata to the Investors based upon the number of shares of Common Stock each Investor originally purchased under the Purchase Agreement. Upon the delivery of certificates representing the Additional Shares to the Investors as provided herein, the Warrants shall terminate and no longer be outstanding. The Company hereby represents and warrants to each Investor that the Additional Shares have been duly authorized and, upon issuance pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and subject to no lien, claim, encumbrance or restriction whatsoever, other than restrictions arising pursuant to applicable securities laws.

      11. From the date hereof through April 1, 2003 (the "Waiver Termination Date"), the Investors hereby waive (i) any and all rights under Section 7 of the Purchase Agreement and such section shall be of no force or effect with respect to any securities issued or deemed to be issued by the Company on or prior to the Waiver Termination Date, (ii) any and all rights under Section 2(c)(i)(C) of the Registration Rights Agreement and such section shall be of no further force or effect through the Waiver Termination Date, and (iii) any and all rights under Section 2(c)(i) of the Registration Rights Agreement to receive additional shares of Common Stock in payment of liquidated damages accruing through the Waiver Termination Date. Except as set forth in Section 5 hereof, the waiver set forth in this Section 3 shall be of no further force and effect from and after the Waiver Termination Date.

      12. In the event that the Company has not entered into a Strategic Transaction prior to the Waiver Termination Date, but has reached an agreement in principal with the Strategic Partner for a Strategic Transaction prior to such date, the Company shall provide the Investors with reasonably prompt notice thereof and the Waiver Termination Date shall be automatically extended to May 1, 2003 without any further action on the part of the parties hereto.

      13. In the event that the Company enters into a Strategic Transaction on or prior to the Waiver Termination Date, the Company shall provide the Investors with reasonably prompt notice thereof, and from and after the Waiver Termination Date, (i) Section 7 shall be deleted in its entirety from the Purchase Agreement, (ii) Section 2(c)(i)(C) shall be deleted in its entirety from the Registration Rights Agreement and (iii) in Section 2(c)(i) of the Registration Rights Agreement the phrase ", at the option of the Investors, in lawful money of the United States or in shares of Common Stock at the Market Price (as defined in the Purchase Agreement)," shall be replaced by the phrase " in lawful money of the United States".

      14. In the event that the Company has not entered into a Strategic Transaction on or prior to the Waiver Termination Date (as the same may be extended as provided in Section 4 above), within five business days thereafter the Company shall issue to the Investors new warrants to purchase an aggregate of 600,000 shares of Common Stock at an exercise price of $1.70 per share and otherwise in substantially the same form as the Warrants (the "New Warrants"). The shares of Common Stock issuable upon exercise of the New Warrants shall be deemed to be "Additional Registrable Securities" under the Registration Rights Agreement. In the event that stockholder approval of the issuance of the New Warrants is then required under the rules and regulation of any stock exchange or stock market on which the Company's securities are then listed, quoted or admitted to trading, the Company shall use its best efforts to obtain such stockholder approval at the first annual meeting of stockholders held after the Waiver Termination Date and the New Warrants shall not be issued until such stockholder approval is obtained.
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      15. For purposes of this Agreement, the term "Strategic Transaction" shall mean the sale and issuance by the Company to the Strategic Partner of the Company's equity or equity-related securities resulting in gross proceeds to the Company on or prior to the Waiver Termination Date of at least Three Million Dollars ($3,000,000). For purposes of this Agreement, the term "Strategic Partner" shall mean the major Consumer Products company with whom the Company is contemporaneously herewith entering into the Note Purchase Agreement and its affiliates and related parties.

      16. Miscellaneous.

            a. Notices. All notices, requests, consents and other communications hereunder shall be in writing, and given in accordance with Section 9.4 of the Purchase Agreement.

            b. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of New York, without giving effect to the conflict of law principles thereof.

            c. Effect on Prior Agreements. Except as expressly modified as set forth herein, the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect.

            d. Severability. If any court of competent jurisdiction determines any provision, or any portion thereof, of this Agreement to be unenforceable or invalid, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable and the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

            e. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            f. Expenses. Not later than one business day after the date hereof, the Company shall pay the reasonable legal fees and disbursements of counsel to the Investors incurred in connection with the negotiation and documentation of this Agreement; provided that such fees and disbursements shall in no event exceed $3,000.

            g. Amendment. The Company agrees that it shall not amend or modify, or enter into any transaction which directly or indirectly amends or modifies, or has the effect of amending or modifying, the Other Investor Agreement unless the Investor is afforded equivalent treatment.

            h. SEC Reporting. The Company shall prepare and file with the Securities and Exchange Commission a Current Report on Form 8-K (the "8-K") disclosing and attaching this Agreement within five business days of the date hereof. The Company represents and warrants to the Investor that it has not provided, and covenants that it will not provide, any non-public information to the Investor (except for the existence of this Agreement, the Other Investor Agreement and the Note Purchase Agreement, all of which will be disclosed in the 8-K).

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement and
Waiver as of the date first written above.

                                   INTERLEUKIN GENETICS, INC.

                                   By:      /s/ Fenel M. Eloi
                                       -----------------------------------------
                                   Name:    Fenel M. Eloi
                                   Title:   Chief Financial Officer and
                                            Chief Operating Officer


                                   SPECIAL SITUATIONS FUND III, L.P.

                                   By:      /s/ David Greenhouse
                                      ------------------------------------------
                                   Name: David Greenhouse
                                   Title: General Partner


                                   SPECIAL SITUATIONS CAYMAN FUND, L.P.

                                   By:      /s/ David Greenhouse
                                      ------------------------------------------
                                   Name: David Greenhouse
                                   Title: General Partner


                                   Special Situations Private Equity Fund, L.P.


                                   By:      /s/ David Greenhouse
                                      ------------------------------------------
                                   Name: David Greenhouse
                                   Title: General Partner